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                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Abbott Laboratories Affiliate Employee Stock Purchase Plan, of our reports dated January 26, 2001 and January 28, 2000 with respect to the financial statements of Knoll GmbH (formerly Knoll AG), Ludwigshafen, included in the Amendment No. 1 to the current Report on Form 8-K of Abbott Laboratories dated March 2, 2001.

Mannheim, Germany
December 18, 2001

Ernst & Young
Deutsche Allgemeine Treuhand AG
Wirtschaftsprufungsgesellschaft

/s/ A. Muller                                       /s/ G. Ketterle
--------------------------------------              ---------------------------
A. Muller                                           G. Ketterle
Wirtschaftsprufer                                   Wirtschaftsprufer
                                                    Certified Public Accountant